EXHIBIT 99.1
Company contacts:
Bob Blair
Investor Relations
949.672.7834
robert.blair@wdc.com
Steve Shattuck
Public Relations
949.672.7817
steve.shattuck@wdc.com
FOR IMMEDIATE RELEASE:
WD ANNOUNCES Q3 REVENUE OF $1.1 BILLION AND
NET INCOME OF $.45 PER SHARE
Posts 45 Percent Year-Over-Year Growth in Net Income; Revenue and
Unit Shipments Expand 23 Percent
LAKE FOREST, Calif. — Apr. 27, 2006 — Western Digital Corp. (NYSE: WDC) today reported revenue of $1.1 billion on shipments of approximately 18.8 million units, and net income of $102.9 million, or $.45 per share for its third fiscal quarter ended March 31, 2006. Gross margin for the March quarter was 19.3 percent.
     These results represented strong year-over-year performance, including 23 percent growth in units from 15.3 million in the year-ago period, 23 percent growth in revenue versus $920 million, and 45 percent growth in net income over the $70.8 million reported last year. A year ago, the company reported earnings of $.32 per share and gross margin of 18.2 percent.
     The company’s results for the nine-month period ended March 31, 2006, also reflected strong year-over-year performance, with revenue of $3.3 billion, net income of $276 million, and earnings per share of $1.24, representing increases of 21 percent, 76 percent and 70 percent, respectively, compared with the first nine months of fiscal 2005.

WD Announces Q3 Revenue of $1.1 Billion and
Net Income of $.45 Per Share

     In the March quarter, the company continued to broaden its business beyond the desktop PC market into segments such as notebook, consumer electronics, enterprise and branded products. Twenty-nine percent of the March quarter revenue came from the new markets, 71 percent from the desktop PC business. This compares with a mix in the year-ago quarter of 23 percent non-desktop PC revenue and 77 percent desktop PC revenue.
     Since January, eight new WD products have begun shipping into five different growth markets — desktop, notebook, enterprise, consumer electronics and branded products. Reflecting the company’s significant investments in research and development and capital spending over the last three years, WD is now able to address 90 percent of the worldwide hard drive market, which in calendar year 2005 was a $28 billion industry.
     From a balance sheet perspective, the company generated $119 million in cash from operations during the March quarter, ending with total cash and short-term investments of $674 million. During the quarter, the company repurchased 0.9 million shares of its common stock for approximately $17.5 million. Since the inception of the share repurchase program in May 2004, the company has repurchased 9.7 million shares for approximately $105 million. The company also increased capital expenditures to $104 million in the quarter, which includes its purchase of the previously-leased Fremont, Calif. wafer fabrication facility.
     “The March quarter results demonstrate a continuation of our strong and consistent financial performance and penetration of new markets,” said Arif Shakeel, WD’s president and chief executive officer. “Providing customers with high quality, cost-effective hard drives at capacity points they require — when they need them — is of tremendous value in all the markets that we serve: notebook, consumer electronics, enterprise, branded products and desktop. As these markets grow, we have significant opportunities to leverage our investments into continued strong financial performance.”

WD Announces Q3 Revenue of $1.1 Billion and
Net Income of $.45 Per Share

     The investment community conference call to discuss these results and the company’s outlook will be broadcast live over the Internet today at 2 p.m. PDT/5 p.m. EDT. The call will be accessible live and on an archived basis via the link below:
     Audio Webcast: www.westerndigital.com/investor — click on “Conference Calls”
     Telephone Replay: 800-285-0721 (toll-free) or +1-402-220-9741 (international)
About WD
     WD, one of the storage industry’s pioneers and long-time leaders, provides products and services for people and organizations that collect, manage and use digital information. The company produces reliable, high-performance hard drives that keep users’ data close-at-hand and secure from loss.
     WD was founded in 1970. The company’s storage products are marketed to leading systems manufacturers and selected resellers under the Western Digital and WD brand names. Visit the Investor section of the company’s Web site (www.westerndigital.com) to access a variety of financial and investor information.
     This press release contains forward-looking statements, including a statement regarding the company’s significant opportunity to leverage its investments into continued strong financial performance as markets for hard disk drives grow. These forward-looking statements are based on current management expectations and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements, including: pricing trends and fluctuations in average selling prices (ASPs); actions by competitors; changes in the availability and cost of specialized product components, including media; supply and demand conditions in the hard drive industry; changes in product and customer mix; uncertainties related to the development and introduction of products based on new technologies and successful expansion into new hard drive markets, including the 1-inch and other small form factor markets; difficulties in reducing yield losses from complex manufacturing processes; business conditions and growth in the notebook, consumer electronics, enterprise, branded products and desktop markets; and other risks and uncertainties listed in the company’s recent Form 10-Q filed with the SEC on Feb. 8, 2006, to which your attention is directed. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the company undertakes no obligation to update these forward-looking statements to reflect subsequent events or circumstances.
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Western Digital is a registered trademark, and WD and the Western Digital logo are trademarks of Western Digital Technologies, Inc.

WESTERN DIGITAL CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions; unaudited)

	Mar. 31,	Jul. 1,
	2006	2005
ASSETS

Current assets:
Cash and cash equivalents	$543.4	$485.2
Short-term investments	130.7	113.2
Accounts receivable, net	483.2	402.9
Inventories	177.6	152.9
Other	82.8	27.0

Total current assets	1,417.7	1,181.2
Property and equipment, net	496.4	395.0
Other assets, net	17.6	12.4

Total assets	$1,931.7	$1,588.6

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$597.4	$569.1
Accrued expenses	137.9	154.1
Accrued warranty	78.2	75.2
Current portion of long-term debt	25.0	20.1

Total current liabilities	838.5	818.5
Long-term debt	25.2	32.6
Other liabilities	40.0	35.4

Total liabilities	903.7	886.5
Shareholders’ equity:
Common stock	2.2	2.1
Additional paid-in capital	734.3	684.5
Retained earnings	291.5	15.5

Total shareholders’ equity	1,028.0	702.1

Total liabilities and shareholders’ equity	$1,931.7	$1,588.6

WESTERN DIGITAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in millions, except per share amounts)
(unaudited)

	Three Months Ended			Nine Months Ended
	Mar. 31,	Dec. 30,	Apr. 1,	Mar. 31,	Apr. 1,
	2006	2005	2005	2006	2005
Revenue, net	$1,128.8	$1,117.1	$919.9	$3,255.8	$2,698.4
Cost of revenue	910.9	888.8	752.9	2,631.3	2,268.1

Gross margin	217.9	228.3	167.0	624.5	430.3

Operating expenses:
Research and development	78.7	76.2	60.7	224.9	174.4
Selling, general and administrative	38.5	47.8	35.6	126.6	97.4

Total operating expenses	117.2	124.0	96.3	351.5	271.8

Operating income	100.7	104.3	70.7	273.0	158.5
Net interest and other income	4.8	2.8	1.9	10.1	2.7

Income before income taxes	105.5	107.1	72.6	283.1	161.2
Income tax provision	2.6	2.8	1.8	7.1	4.0

Net income	$102.9	$104.3	$70.8	$276.0	$157.2

Net income per common share:

Basic	$.47	$.49	$.34	$1.29	$.76

Diluted	$.45	$.47	$.32	$1.24	$.73

Common shares used in computing per share amounts:

Basic	216.7	212.8	208.8	214.1	206.4

Diluted	226.8	221.5	218.7	223.1	215.0

WESTERN DIGITAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions; unaudited)

	Three Months Ended		Nine Months Ended
	Mar. 31,	Apr. 1,	Mar. 31,	Apr. 1,
	2006	2005*	2006	2005*
Cash flows from operating activities
Net income	$102.9	$70.8	$276.0	$157.2
Adjustments to reconcile net income to net cash provided by operations:
Depreciation and amortization	41.9	34.2	116.1	95.3
Stock-based compensation	8.7	1.5	24.5	1.9
Other non-cash items	(2.1)	—	4.9	—
Changes in operating assets and liabilities	(32.4)	5.1	(146.3)	93.2

Net cash provided by operating activities	119.0	111.6	275.2	347.6

Cash flows from investing activities
Capital expenditures, net	(103.9)	(47.5)	(206.1)	(153.0)
Short-term investments, net	(36.2)	(7.2)	(17.5)	(80.9)

Net cash used in investing activities	(140.1)	(54.7)	(223.6)	(233.9)

Cash flows from financing activities
Issuance of common stock under employee plans	38.3	22.6	67.5	39.8
Repurchase of common stock	(17.5)	—	(43.8)	(23.3)
Repayment of long-term debt	(6.5)	(4.9)	(17.1)	(14.6)

Net cash provided by financing activities	14.3	17.7	6.6	1.9

Net increase (decrease) in cash and cash equivalents	(6.8)	74.6	58.2	115.6
Cash and cash equivalents, beginning of period	550.2	386.5	485.2	345.5

Cash and cash equivalents, end of period	$543.4	$461.1	$543.4	$461.1

*	Certain reclassifications have been made to previously reported amounts to conform to the current period presentation.